UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2012 (December 28, 2011)

COMMUNITY FIRST, INC.

(Exact name of registrant as specified in charter)

Tennessee	0-49966	04-3687717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South James M. Campbell Blvd. Columbia, TN	38401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (931) 380-2265

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD

On January 4, 2012, Community First, Inc. (the “Company”) and Southern Community Bank (“Southern Community”) jointly issued a press release announcing the sale by Community First Bank & Trust, a wholly owned bank subsidiary of the Company (the “Bank”) of certain of the assets and liabilities of the Bank’s financial service office located at 1950 Old Fort Parkway, Murfreesboro, Tennessee 37210 (the “Murfreesboro Branch”) to Southern Community. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On December 28, 2011, the Bank and Southern Community entered into a Purchase and Assumption Agreement (the “Agreement”), that provides for the sale of certain assets and the transfer of certain liabilities relative to the Murfreesboro Branch. Under the terms of the Agreement, Southern Community will purchase certain assets of the Murfreesboro Branch, including approximately $8.05 million in loans and the fixtures and equipment associated with the Murfreesboro Branch. Southern Community will also assume substantially all of the deposit liabilities associated with the Murfreesboro Branch (which totaled approximately $32.9 million as of December 27, 2011) and is expected to assume the Bank’s lease on the Murfreesboro Branch location. The Bank is retaining approximately $6.7 million in loans related to the Murfreesboro Branch. The loans and fixtures and equipment being sold to Southern Community are being sold at the Bank’s book value. Southern Community will pay a premium of 4% on the deposit liabilities assumed.

The Agreement includes customary representations, warranties and covenants as well as customary indemnification and termination provisions. In addition, the Agreement includes a non-competition provision pursuant to which the Bank has agreed that for a period of two years from the closing date it will not open a branch facility or install an automated teller machine within ten miles of the Murfreesboro Branch. The transaction, which is subject to receipt of required regulatory approvals and the satisfaction of certain customary closing conditions, is expected to be completed during the first quarter of 2012.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibit furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the purchase and assumption transaction contemplated by the Agreement. The forward-looking statements contained herein and in the exhibit furnished herewith involve risks and uncertainties that could cause the Company’s actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Agreement to satisfy the conditions to closing specified in the Agreement and the risk that because of business, economic or market conditions, or because the parties are unable to secure required regulatory approval for the transactions contemplated by the Agreement, that the sale of the Murfreesboro Branch by the Bank may not be consummated. More information about the Company and other risks related to the Company are detailed in the Company’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2010, and its subsequent quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the Securities and Exchange Commission. The Company does not undertake an obligation to update forward-looking statements.

Item 9.01	Financial Statements and Exhibits

     (d) The following exhibits are furnished herewith:

Exhibit No.	Exhibit Description

99.1	Press release of Community First, Inc. and Southern Community Bank dated January 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FIRST, INC.

By:	/s/ Dianne Scroggins
Name: Dianne Scroggins
Title: Chief Financial Officer

Date:     January 4, 2012

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release of Community First, Inc. and Southern Community Bank dated January 4, 2012.